UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2011

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On March 31, 2011, Pro-Pharmaceuticals, Inc. (the “Company” or “we”) entered into an Amended Employment Agreement with Anatole Klyosov, D.Sc., our Chief Scientist (the “Klyosov Agreement”), for a one-year term ending March 31, 2012 (the “Term”). Under the Klyosov Agreement, Dr. Klyosov is entitled to a base salary of $170,000, participation in our employee benefit plans and a grant of 200,000 stock options that vest over one year and are exercisable for seven years at $1.04 per share. If Dr. Klyosov terminates his employment for “good reason,” as defined in the Klyosov Agreement, he is entitled to salary and benefits through the end of the Term, but not if he voluntarily terminates his employment without “good reason.” The Klyosov Agreement contains non-competition, confidentiality, assignment of inventions, and non-solicitation provisions. In connection with the Klyosov Agreement, we and Dr. Klyosov entered into a mutual release of any claims related to his prior employment or employment agreement dated January 3, 2006. The foregoing description of the Klyosov Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

On March 31, 2011, the Company entered into an Employment Agreement with Eliezer Zomer, Ph.D., our Executive Vice President of manufacturing and product development (the “Zomer Agreement”), for a one-year term ending March 31, 2012 (the “Term”). Under the Zomer Agreement, Dr. Zomer is entitled to a base salary of $170,000 and participation in our employee benefit plans. If Dr. Zomer terminates his employment for “good reason,” as defined in the Zomer Agreement, he is entitled to salary and benefits through the end of the Term, but not if he voluntarily terminates his employment without “good reason.” The Zomer Agreement contains non-competition, confidentiality, assignment of inventions, and non-solicitation provisions. The foregoing description of the Zomer Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.2 to this report and incorporated herein by reference.

On March 31, 2011, the Company entered into a Separation Agreement with Theodore D. Zucconi, Ph.D. (the “Separation Agreement”) in connection with his resignation as Chief Executive Officer and President of the Company. Pursuant to the Separation Agreement, Dr. Zucconi shall serve as a consultant, with the title Director of Business Development, in connection with such matters as we may request, including the program for approval, marketing and sale of our DAVANAT® product in South American or Latin American countries. The Separation Agreement provides for a consultancy term ending between November 30, 2011 and March 31, 2012 at a monthly rate of $13,333 and entitles Dr. Zucconi to a grant of 300,000 stock options exercisable for seven years which vest as to 100,000 shares each upon approval milestones in up to three South or Latin American countries achieved during his consultancy; a cash bonus equal to 1% of the amount received by June 30, 2012 from (i) actual receipts of gross sales of DAVANAT® in South and Latin American countries and (ii) licensing fees paid in connection with agreements to market DAVANAT® in such countries other than Colombia; and health and dental coverage for up to 24 months. The Separation Agreement also contains mutual general releases of Dr. Zucconi and the Company and their respective related entities and persons. The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.3 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended Employment Agreement dated March 31, 2011, between Pro-Pharmaceuticals, Inc. and Anatole Klyosov

10.2 Employment Agreement dated March 31, 2011, between Pro-Pharmaceuticals, Inc. and Eliezer Zomer

10.3 Separation Agreement dated March 31, 2011, between Pro-Pharmaceuticals, Inc. and Theodore D. Zucconi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Maureen Foley
Maureen Foley
Chief Operating Officer

Date: April 6, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amended Employment Agreement dated March 31, 2011, between Pro-Pharmaceuticals, Inc. and Anatole Klyosov1

10.2	Employment Agreement dated March 31, 2011, between Pro-Pharmaceuticals, Inc. and Eliezer Zomer

10.3	Separation Agreement dated March 31, 2011, between Pro-Pharmaceuticals, Inc. and Theodore D. Zucconi